Exhibit 10.1

Certain information (identified by “[***]”) has been excluded from the exhibit pursuant to Item 601(b)(10) because it is both (i) not material and (ii) is of the type that the registrant treats as private and confidential.

Amendment No. 2

to the

Collaboration and License Agreement

This Amendment No. 2 (“Amendment”) to the Collaboration and License Agreement effective November 16, 2022 (“Agreement”) by and between CytomX Therapeutics, Inc., having an address at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”), and Regeneron Pharmaceuticals, Inc., a New York company with a business address located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, U.S.A. (“Regeneron”) shall be effective as of October 1, 2025 (“Amendment No. 2 Effective Date”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Regeneron and CytomX wish to extend the period within which Regeneron may nominate certain Collaboration Programs;

NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 1.82 of the Agreement shall be amended as follows:

“Section 1.82 “Program Selection Period” means a period of [***] commencing upon the Effective Date of the Agreement, and ending on [***].”

2. Except as specifically amended herein, all other terms of the Agreement shall remain in full force and effect. The Parties may execute this Amendment in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The Amendment may be executed or delivered electronically or by facsimile transmission, and the Parties hereby agree that any electronic, digital, or facsimile signatures hereto are legal, valid and enforceable as originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment No. 2 Effective Date.

Regeneron Pharmaceuticals, Inc. By: /s/ Kerry Reinertsen Name: Kerry K. Reinertsen, Ph.D. Title: SVP, Strategic Alliances Date: October 9, 2025	CytomX Therapeutics, Inc. By: /s/ Sean McCarthy Name: Sean McCarthy Title: Chief Executive Officer Date: October 9, 2025

DOCPROPERTY "CUS_DocIDChunk0" 00247804.docx.v1-9/23/22

Confidential